UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Gannett Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MONDAY, JUNE 8, 2020
On April 28, 2020, Gannett Co., Inc. (the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission regarding its Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, June 8, 2020 at 8:00 a.m. Eastern Time. The following information supplements and relates to that proxy statement.
On May 22, 2020, the Company issued a press release announcing that the Annual Meeting will be conducted exclusively online, in a virtual format, and providing information as to how stockholders can attend and participate in the Annual Meeting. This supplement should be read in conjunction with the proxy statement.
Press Release

Gannett to Hold Virtual Annual Meeting of Stockholders
MCLEAN, VA May 22, 2020 – Gannett Co., Inc. (“Gannett”, the “Company”) (NYSE: GCI) announced today that it will hold its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) virtually due to the ongoing public health impact of the COVID-19 pandemic and to support the health and safety of the Company’s stockholders, employees, and communities.
The Annual Meeting will be held on the same date and time as originally scheduled: Monday, June 8, 2020 at 8:00 a.m., Eastern Time. Shareholders will not be able to attend the Annual Meeting in person. Please monitor our website at https://investors.gannett.com/annualmeeting for updated information. As always, we encourage you to vote your shares prior to the Annual Meeting.
Attending the Virtual Annual Meeting
Stockholders as of the close of business on April 13, 2020, the record date, can attend the Annual Meeting by accessing www.virtualshareholdermeeting.com/GCI2020 and entering the 16-digit unique control number found on the proxy card or voting instruction form included with the proxy materials previously received. We encourage stockholders to allow sufficient time to log in prior to the start of the Annual Meeting. During the Annual Meeting, stockholders who have entered their 16-digit unique control number will have the opportunity to vote and ask questions. Guests who are not stockholders are welcome to join the virtual meeting but will be restricted to listen-only mode.
If stockholders encounter technical difficulties accessing our Annual Meeting, a support line will be available on the login page of the virtual meeting website shortly before the beginning of the Annual Meeting.
Voting Shares at the Virtual Annual Meeting
Stockholders who have not voted their shares prior to the Annual Meeting or who wish to change their vote will be able to vote their shares electronically at the Annual Meeting while the polls are open.
Whether or not stockholders plan to attend the Annual Meeting, they are encouraged to vote their shares prior to the Annual Meeting as described in the proxy materials they previously received.
Stockholders who have already voted do not need to vote again.
Asking Questions
Stockholders may submit questions in advance of the Annual Meeting or during the Annual Meeting. We encourage stockholders to submit questions in advance, which they can do at www.proxyvote.com after logging in with the 16-digit unique control number found on the proxy card or voting instruction form included with the proxy materials previously received. We request that questions sent in advance be submitted before Friday, June 5, 2020. Stockholders may also submit questions during the Annual Meeting at www.virtualshareholdermeeting.com/GCI2020, the virtual meeting website, after accessing the Annual Meeting with their 16-digit unique control number and by following the instructions available on the virtual meeting website.
We expect to respond to questions during the Annual Meeting that are pertinent to meeting matters at the Annual Meeting as time permits. We may group together questions that are substantially similar to avoid repetition.

If we are unable to answer your question during the Annual Meeting due to time constraints, we encourage you to contact Investor Relations at 212-479-3160 or investors@gannett.com.
About Gannett
Gannett Co., Inc. (NYSE: GCI) is an innovative, digitally focused media and marketing solutions company committed to the communities in our network and helping them build relationships with their local businesses. With an unmatched reach at the national and local level, Gannett touches the lives of over 170 million people monthly with our Pulitzer-Prize winning content, consumer experiences and benefits, and advertiser products and services. Our portfolio includes the USA TODAY, local media organizations in 46 states in the U.S. and Guam, and Newsquest, a wholly owned subsidiary with over 140 local media brands operating in the United Kingdom. Gannett also owns the digital marketing services companies ReachLocal, Inc., UpCurve, Inc., and WordStream, Inc. and runs the largest media-owned events business in the U.S., Gannett Ventures, formerly GateHouse Live. Effective November 20, 2019, following the completion of its merger with Gannett, New Media Investment Group Inc. trades on the New York Stock Exchange under Gannett Co., Inc. and its ticker symbol has changed to “GCI”. To connect with us, visit www.gannett.com.
Contact:
Ashley Higgins, Gannett Investor Relations
investors@gannett.com
(212) 479-3160
or
Media:
Stephanie Tackach, Gannett Public Relations
stackach@gannett.com
Source: Gannett Co., Inc.